UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 13, 2025

Date of Report (date of earliest event reported)

INCORDEX CORP.
(Exact name of Registrant as specified in its charter)

Nevada	333-248609	98-1541457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 1501, Hengkai Center, No. 809 Ningnan North Road

Yinzhou District Ningbo City, Zhejiang Provence, China

(Address of principal executive offices)

+86 0574 5533 8861

(Registrant’s telephone number, including area code)

6 Rosemary Way, Nuneaton, United Kingdom CV10 7ST

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	ICDX	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

On January 13, 2025, Iurii Abramovici, the Company’s Chief Executive Officer and sole Director (the “Seller”) consummated a transaction pursuant to which he sold 5,000,000 shares of Common Stock, par value $0.001 (the “Shares”) of Incordex Corp. (the “Company”) to Mr. Jun Lu (the “Buyer”) pursuant to that certain Securities Purchase Agreement, dated October 8, 2024, entered into between the Seller and the Buyer (the “Transaction”). In connection with the consummation of the Transaction, and as further described in Item 5.02 of this Form 8-K, Mr. Abramovici agreed to resign from his positions with the Company. The sale of the Shares was a private transaction. The Shares transferred to the Buyer were labeled restrictive on the transfer agent's books.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 3.02 of this Current Report on Form 8-K (the “Form 8-K”) is incorporated into Item 5.01 by reference.

At the Transaction's closing, Mr. Abramovici sold and transferred 5,000,000 shares of common stock to Mr. Lu for $380,000. In connection with the consummation of the Transaction, Mr. Abramovici resigned as Chief Executive Officer, Chief Financial Officer, President, Secretary, and Director of the Company effective on January 13, 2025, and agreed to appoint Mr. Jun Lu as Chief Executive Officer, President, Chief Financial Officer, Secretary and Director of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Items 3.02 and 5.01 of this Form 8-K is incorporated into this Item 5.02 by reference.

As described in Items 3.02 and 5.01 of this Form 8-K, Mr. Abramovici resigned from his positions as Chief Executive Officer, President, Chief Financial Officer, Secretary, and Director of the Company effective January 13, 2025, in connection with the consummation of the Transaction.

Also, in connection with the consummation of the Transaction, on January 13, 2025, the Board appointed Jun Lu as Chief Executive Officer, President, Chief Financial Officer, Secretary, and Director of the Company. The initial term as director for Mr. Lu will expire at the Company’s 2025 annual meeting of stockholders. At the time of the election, Mr. Lu was not appointed to any committees of the Board.

Mr. Jun Lu, 49, based in Ningbo City, Zhejiang Provence, China, brings extensive experience as a corporate strategist and manager with significant expertise in strategic planning, business development, and marketing.

Since January 2022, Mr. Lu has served as Chairman of SanXin Technology Ltd., a Chinese company, overseeing strategic planning, business development, and overall corporate direction.

In 2016, Mr. Lu co-founded Global Universal Environmental Lubricants Ltd. Through 2019, he focused on developing and marketing environmentally friendly lubricants. He played a crucial role in product development, market research, and business strategy, helping the company establish a strong presence in the industry.

Between 2013 and 2015, Mr. Lu worked for Jin Zheng Pharmaceutical Ltd. as the General Distributor for the North China region. He managed the distribution and sales of pharmaceutical products in the North China region. During his tenure, Mr. Jun built strong relationships with key stakeholders and optimized distribution channels to ensure efficient product delivery and customer satisfaction.

Between 2008 and 2012, Mr. Lu served as Marketing Director of the Noth China Region and as a Member of the Fuyou Group policy committee. He directed marketing operations during his employment, focusing on expanding market presence and improving sales performance. As a member of the Policy Committee, he contributed to strategic decision-making and corporate governance.

Mr. Lu graduated from the Shanxi University of Landscape Architecture in 1995.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement dated October 8, 2024, between Iurii Abramovici and HK Hangang Information Consulting Limited, owned and operated by Jun Lu.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Incordex Corp.

Date: January 17, 2025	By:	/s/ Jun Lu
	Name:	Jun Lu
	Title:	Chief Executive Officer

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